ASSET-BACKED FINANCING FACILITY

ADVANTA BANK CORP.
MONTHLY SERVICER CERTIFICATE

COLLECTION PERIOD:        MAY 1, 2001 - MAY 31, 2001

SETTLEMENT DATE:                  15-JUN-01

A.   SERIES INFORMATION:

     Advanta Equipment Leasing Receivables Series 2000-1 LLC
     SERIES 2000-1



I.   AGGREGATE CONTRACT PRINCIPAL BALANCE:

     (a.)   Beginning Aggregate Contract Principal Balance .........................................................$ 268,984,252.97
     (b.)   Contract Principal Balance of all Collections allocable to Contracts ...................................$  11,183,121.64
     (c.)   Contract Principal Balance of Charged-Off Contracts ....................................................$   1,848,032.70
     (d.)   Ending Aggregate Contract Principal Balance of all Contracts as of this Settlement Date ................$ 255,953,098.63
            *THERE WAS AN ADJUSTMENT TO LAST MONTH'S ENDING BALANCE

            BALANCES ON THIS PAYMENT DATE: (AFTER PRINCIPAL PAYMENTS MADE FOR THIS RELATED COLLECTION PERIOD)
     (e.)   Class A Principal Balance as of this
            Settlement Date (Class A Note Factor)                0.5384309                                          $ 177,239,053.27
     (e1.)  Ending Class A-1 Principal Balance                   0.1618835                      $ 29,347,053.27
     (e2.)  Ending Class A-2 Principal Balance                   1.0000000                      $ 63,269,000.00
     (e3.)  Ending Class A-3 Principal Balance                   1.0000000                      $ 84,623,000.00
     (f.)   Ending Class B Principal Balance as of this
            Settlement Date (Class B Note Factor)                0.5384308                                          $  15,191,825.35
     (g.)   Ending Class C Principal Balance as of this
            Settlement Date (Class C Note Factor)                0.5384309                                          $  10,127,884.91
     (h.)   Ending Class D Principal Balance as of this
            Settlement Date (Class D Note Factor)                0.5384308                                          $   5,063,941.65
     (i.)   Ending Class E Principal Balance as of this
            Settlement Date (Class E Note Factor)                0.5442874                                          $  12,797,286.13
     (j.)   Ending Class F Principal Balance as of this
            Settlement Date (Class F Note Factor)                0.5442875                                          $  33,274,754.21



II.  COMPLIANCE RATIOS:

     (a.)   Aggregate Contract Balance Remaining ("CBR") of all Contracts ..........................................$ 288,252,971.53

     (b.)   CBR of Contracts 1 - 30 days delinquent ................................................................$  31,346,916.55
     (c.)   % of Delinquent Contracts 1 - 30 days as of the related Calculation Date ...............................         10.87%

     (d.)   CBR of Contracts 31 - 60 days delinquent ...............................................................$  12,377,650.98
     (e.)   % of Delinquent Contracts 31 - 60 days as of the related Calculation Date ..............................          4.29%

     (f.)   CBR of Contracts 61 - 90 days delinquent ...............................................................$   6,522,528.91
     (g.)   % of Delinquent Contracts 61 - 90 days as of the related Calculation Date ..............................          2.26%

     (h.)   CBR of Contracts > 91 days delinquent .................................................................$   6,627,671.10
     (i.)   % of Delinquent Contracts > 91 days as of the related Calculation Date .................................          2.30%

     (j1.)  % of Delinquent Contracts 31 days or more as of the related Calculation Date ...........................          8.86%
     (j2.)  Month 2:                               Apr-01 ..........................................................   .      8.23%
     (j3.)  Month 3:                               Mar-01 ..........................................................          7.99%
     (j4.)  Three month rolling average % of Delinquent Contracts 31 days or more ..................................          8.36%

     (k1.)  Net Charge-Off % for the related Collection Period (annualized 30/360) .................................          5.87%
     (k2.)  Month 2:                               Apr-01 ..........................................................          6.35%
     (k3.)  Month 3:                               Mar-01 ..........................................................          3.94%
     (k4.)  Three month rolling average % for Defaulted Contracts ..................................................          5.39%


     (l1.)  Cumulative Net Loss Percentage ......................................................................... 4.4870%
     (l2.)  Does the Cumulative Net Loss % exceed ..................................................................
     (l3.)  The Loss Trigger Level % from Beginning Period to and including 12th Collection Period?   Y or N .......    N/A
     (l4.)  The Loss Trigger Level % from 13th Collection Period to and including 24th Collection Period?  Y or N ..    NO
     (l5.)  The Loss Trigger Level % from 25th Collection Period and thereafter? ....Y or N ........................    N/A

     (m5.)  Is there currently a Trigger Event which has not been cured for this payment date .   Y or N ...........    NO
     (m5.)  Is there currently an Event of Default for this payment date ......................   Y or N ...........    NO



III. FLOW OF FUNDS:

     (1.)   The amount on deposit in Available Funds ...............................................................$  13,556,015.99
     (2.)   Amounts deposited, if any, by the Servicer to the Collection Account for contracts repurchased .........$      44,837.19
     (3.)   Total deposits in the Collection Account to be used as available funds on this Payment Date (1+2) ......$  13,600,853.18
     (4.)   Funds to the servicer, any Excluded Amounts--Residual Receipts .........................................$     101,037.70
     (a.)   To the Trustee, trustee fees and expenses subject to an annual limit ..................................               --
     (b.)   To the Servicer, any unrecoverable servicer advances / initial unpaid balance amounts ..................$      31,453.20
     (c.)   To the Servicer, the servicing fee then due and miscellaneous amounts, if any ..........................$     224,153.54


            TO SERIES 2000-1 NOTEHOLDERS INCLUDING RETAINED INTEREST HOLDERS: INTEREST
     (d.)   To Class A, the total Class A Note Interest for the related interest accrual period ....................$   1,124,539.66
                                     Interest on Class A-1 Notes ...............................$     219,831.40
                                     Interest on Class A-2 Notes ...............................$     382,513.83
                                     Interest on Class A-3 Notes ...............................$     522,194.43
     (e.)   Interest on Class B Notes for the related interest accrual period ......................................$     100,687.20
     (f.)   Interest on Class C Notes for the related interest accrual period ......................................$      68,234.67
     (g.)   Interest on Class D Notes for the related interest accrual period ......................................$      35,582.36


            CLASS E INTEREST:
     (h1.)  If Class E Noteholder is not Originator, then Interest on Class E Notes for the related interest accrual period or
            otherwise $0.......................................................................................................   --
     (h2.)  If Class E Noteholder is Originator, then amount in (h1) from above to be paid as additional principal pro rata
            among the Class A, Class B, Class C and Class D notes or otherwise $0 ..............$     114,875.39



            TO SERIES 2000-1 NOTEHOLDERS INCLUDING RETAINED INTEREST HOLDERS: PRINCIPAL

     (i1.)  Class A percentage ....................................................................     0.699999
     (i2.)  To Class A, amount from reserve account, if any .......................................           --
     (i3.)  To Class A, the Class A overdue principal, if any .....................................           --
     (i4.)  To Class A, the Class A monthly principal payment amount ..............................$9,121,795.01
     (i5.)  To Class A, the additional principal, if any, allocable from Class E interest amount...$   98,064.44
     (i6.)  To Class A, the additional principal, if any, allocable from Class F floor amount .....           --
     (i7.)  Total principal payment to Class A (i2-i6) ............................................$9,219,859.45
     (i8.)  .........................Principal payment to Class A-1 Noteholders ....................................$   9,219,859.45
     (i9.)  .........................Principal payment to Class A-2 Noteholders ....................................              --
     (i10.) .........................Principal payment to Class A-3 Noteholders ....................................              --

     (j1.)  Class B percentage ......................................................................  0.0599996
     (j2.)  To Class B, amount from reserve account, if any..........................................         --
     (j3.)  To Class B, the Class B overdue principal, if any........................................         --
     (j4.)  To Class B, the Class B monthly principal payment amount ................................$781,864.05
     (j5.)  To Class B, the additional principal, if any, allocable from Class E interest amount.....$  8,405.47
     (j6.)  To Class B, the additional principal, if any, allocable from Class F floor amount .......         --
     (j7.)  Total principal payment to Class B Noteholders (j2-j6) .................................................$     790,269.52

     (k1.)  Class C percentage ......................................................................  0.0399997
     (j2.)  To Class C, amount from reserve account, if any .........................................         --
     (k3.)  To Class C, the Class C overdue principal, if any .......................................         --
     (k4.)  To Class C, the Class C monthly principal payment amount ................................$521,242.26
     (k5.)  To Class C, the additional principal, if any, allocable from Class E interest amount.....$  5,603.65
     (k6.)  To Class C, the additional principal, if any, allocable from Class F floor amount .......         --


     (k7.)  Total principal payment to Class C Noteholders (k2-k6) ............................. ...................$     526,845.91

     (l1.)  Class D percentage .................................................................       0.0199999
     (l2.)  To Class D, amount from reserve account, if any ....................................              --
     (l3.)  To Class D, the Class D overdue principal, if any ..................................              --
     (l4.)  To Class D, the Class D monthly principal payment amount ...........................$     260,621.78
     (l5.)  To Class D, the additional principal, if any, allocable from
              Class E interest amount...........................................................$       2,801.82
     (l6.)  To Class D, the additional principal, if any, allocable from Class F floor amount ..              --
     (l7.)  Total principal payment to Class D Noteholders (l2-l6) ............................. ...................$     263,423.61
     (m1.)  Class E percentage .................................................................       0.0499986
     (m2.)  To Class E, amount from reserve account, if any ....................................$             --
     (m3.)  To Class E, the Class E overdue principal, if any ..................................              --
     (m4.)  To Class E, the Class E monthly principal payment amount ...........................$     651,539.47
     (m5.)  To Class E, the additional principal, if any, allocable from Class F floor amount ..              --
     (m6.)  Total principal payment to Class E Noteholders (m2-m5) ............................. ...................$     651,539.47



            TO THE RESERVE ACCOUNT:
       (4.) The amount, if any, needed to maintain the amount in the reserve account at the required reserve amount $             --



            CLASS F PAYMENTS:
     (n1.)  Sub-Total of funds disbursed through the Reserve Account ...........................$  13,137,626.29
     (n2.)  Funds available to be paid to Class F ..............................................$     463,226.89

     (n3.)  Class F percentage .................................................................       0.1300032
     (n4.)  Class F floor amount ...............................................................$   9,405,070.31
     (n5.)  Class F principal balance before payment of principal on this payment date .........$  34,968,845.97

     (n6.)  If Funds available to be paid to Class F (n2) is greater than $0, then payment as follows:
     (n7.)  If principal balance (n5) is greater than Class F floor (n4) then to Class F in an amount equal to the lesser of (a) Class F monthly principal amount until the Class F principal balance has been reduced
            to the Class F floor amount and (b) funds available ....................................................$     463,226.89


     (n8.)  If Funds available to be paid to Class F (n2) is $0, then no payments to Class F and enter $0...........

            TO THE TRUSTEE:
     (7.)   To the Trustee, any fees and expenses not previously paid subject to a limit............................

            TO THE ISSUERS:
     (8.)   To the issuers, as owner of the pledged assets, any remaining available funds on deposit in the
            collection account after all payments are made above ...................................................$             --




IV.  SERVICER ADVANCES

     (a.)   Aggregate amount of Servicer Advances at the beginning of the Collection Period. .......................$   4,357,497.54
     (b.)   Servicer Advances reimbursed during the Collection Period ..............................................$      38,156.72
     (c.)   Amount of unreimbursed Service Advances to be reimbursed on the Settlement Date ........................$      31,453.20
     (d.)   Servicer Advances made during the related Collection Period ............................................$             --
     (e.)   Aggregate amount of Servicer Advances at the end of the Collection Period ..............................$   4,287,887.62
     (f.)   Amount of delinquent Scheduled Payments for which Servicer Advances were not made ......................              --


V.   RESERVE ACCOUNT
     (a.)   Amount on deposit at the beginning of the related Collection Period. ...................................$   4,702,535.15
     (b.)   Reserve Account initial deposit.........................................................................
     (c.)   Amount of interest earnings reinvested for the related Monthly Period. .................................$             --
     (d.)   Amounts used to cover shortfalls, if any, for the related Collection Period.............................
     (e.)   Amounts used as required in a Trigger Event, if any, for the related Collection Period .................$             --
     (f.)   Amounts transferred in from the Collection Account, if applicable (line 4) .............................$             --
     (g.)   Interest earnings for the related Monthly Period .......................................................$      17,859.89
     (h.)   Interest earnings withdrawn and included as Available Funds for the related Monthly Period .............$      17,859.89
     (i.)   Amount on deposit at the end of the related Collection Period ..........................................$   4,702,535.15


     (j.)   Is the Required Reserve Amount equal to the balance in the Reserve Account as of the related
            Collection period ? Y or N .............................................................................        Y





VI.  ADVANCE PAYMENTS

     (a.)   Beginning aggregate Advance Payments ...................................................................$   2,848,840.74
     (b.)   Add:  Amount of Advance Payments collected during the related Collection Period ........................$   1,805,400.91
     (c.)   Add:  Investment earnings for the related  Collection Period ...........................................$             --
     (d.)   Less: Amount of Advance Payments withdrawn for deposit into Facility Account ...........................$   2,162,732.38
     (e.)   Ending aggregate Advance Payments ......................................................................$   2,491,509.27






     ADVANTA BANK CORP., AS SERVICER

     BY:    /s/ KIRK WEILER

     TITLE: V.P. Finance/Treasurer

     DATE:  06/12/01